Exhibit 31.02

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

I, Christopher G. Marshall, certify that:

1.      I have reviewed this Amendment No. 1 to the annual report on Form 10-K of Capital Bank Corporation, a North Carolina bank holding company (the “registrant”); and

2.      Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2012	CAPITAL BANK CORPORATION

	By:	/s/ Christopher G. Marshall
Christopher G. Marshall
Chief Financial Officer
(principal financial and accounting officer)